EX-23.1.2

                                     CONSENT


                       DASZKAL BOLTON MANELA DEVLIN & CO.
                          CERTIFIED PUBLIC ACCOUNTANTS
                   A PARTNERSHIP OF PROFESSIONAL ASSOCIATIONS

       2401 N.W. BOCA RATON BOULEVARD, SUITE 100 BOCA RATON, FLORIDA 33431
                   TELEPHONE (561) 367-1040 FAX (561) 750-3236



JEFFREY A. BOLTON, CPA, P.A.                    MEMBER OF THE AMERICAN INSTITUTE
MICHAEL I. DASZKAL, CPA, P.A.                    OF CERTIFIED PUBLIC ACCOUNTANTS
ROBERT A. MANELA, CPA, P.A.
TIMOTHY R. DEVLIN. CPA, P.A.
MICHAEL S. KRIDEL, CPA, P.A.




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT
               --------------------------------------------------

         We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated November 28, 2001 relating to the financial statements of Above Average Investments, Ltd. for the year ended June 30, 2001, and to the reference to our Firm under the caption "Experts" in the Prospectus.


                     /s/ Daszkal Bolton Manela Devlin & Co.

Boca Raton, Florida
January 8, 2002